Exhibit 99.1

NewLink Genetics Announces FDA Orphan-Drug Designation for Indoximod

AMES, Iowa, October 30, 2017 -- NewLink Genetics Corporation (NASDAQ:NLNK) today announced that indoximod, its leading drug development candidate, was granted orphan-drug designation by the U.S. Food and Drug Administration (FDA) for the treatment of patients with Stage IIb-IV melanoma.

“We are pleased to receive this orphan drug designation from the FDA,” said Charles J. Link, Jr., MD, Chairman, Chief Executive Officer and Chief Scientific Officer. “This decision supports our ongoing clinical development plans for indoximod as we continue to pursue innovative treatments for patients with cancer.”

The FDA grants orphan drug designation to investigational drugs and biologics that are intended for the treatment of rare diseases that affect fewer than 200,000 people in the U.S. Incentives may include tax credits related to clinical trial expenses, an exemption from the FDA user fee, FDA assistance in clinical trial design and potential market exclusivity for seven years following approval.

About Indoximod
Indoximod is an investigational, orally available small molecule targeting the IDO pathway. The IDO pathway is one of the key immuno-oncology target involved in regulating the tumor microenvironment and immune escape.
NewLink Genetics is currently evaluating indoximod in multiple combination studies for patients with various types of cancer including melanoma, acute myeloid leukemia, pancreatic cancer and prostate cancer.
About NewLink Genetics Corporation
NewLink Genetics is a late-stage biopharmaceutical company focusing on discovering, developing and commercializing novel immune-oncology product candidates to improve the lives of patients with cancer. NewLink Genetics’ IDO pathway inhibitors are designed to harness multiple components of the immune system to combat cancer. Indoximod is being evaluated in combination with treatment regimens including anti-PD-1/PD-L1 agents, cancer vaccines, and chemotherapy across multiple indications such as melanoma, prostate cancer, acute myeloid leukemia, and pancreatic cancer. For more information, please visit www.newlinkgenetics.com and follow us on Twitter @NLNKGenetics.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements of NewLink Genetics that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "target," "potential," "will," "could," "should," "seek" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include any statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink Genetics makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics' Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this press release represent NewLink Genetics' views as of the date of this press release. NewLink Genetics anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You

Exhibit 99.1

should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this press release.
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Investor Contact:
Lisa Miller
Director of Investor Relations
NewLink Genetics
515-598-2555
lmiller@linkp.com

Media:
Andrew Mastrangelo
AVP, Public & Media Relations
LaVoieHealthScience
617-374-8800, ext. 108
amastrangelo@lavoiehealthscience.com